UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51133	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2005, the Board of Directors of the Registrant and Takashi Kiyoizumi, MD, Ph.D, President and Chief Executive Officer and Chief Financial Officer and a Director of the Registrant, agreed that Dr. Kiyoizumi would resign from all his positions with the Registrant, effective immediately. The Registrant intends to honor the terms of Dr. Kiyoizumi’s employment contract with the Registrant, which provides for continuation of Dr. Kiyoizumi’s salary, bonus and benefits for a period of twelve months following termination of his employment with the Registrant without cause. Yuichi Iwaki, MD, Ph.D, Executive Chairman of the Registrant, will serve as acting Chief Executive Officer and acting Chief Financial Officer. Also on September 30, 2005, Brian Anderson, Chief Business Officer of the Registrant, left the Registrant.

Attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on September 30, 2005.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

99.1	Press Release issued September 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2005.

MEDICINOVA, INC.

By:	/s/ Shintaro Asako
Shintaro Asako
Vice President, Accounting and Financial Reporting and Principal Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued September 30, 2005.

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